UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

MINERALS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11430	25-1190717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue, New York, NY	10017-6707
(Address of principal executive offices)	(Zip Code)

(212) 878-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On May 22, 2012, Minerals Technologies Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (“Form 8-K”) reporting the preliminary voting results for its 2012 Annual Meeting of Stockholders (the “Annual Meeting”).  This Amendment No. 1 is filed to amend the Form 8-K to report the final voting results from the Annual Meeting, as certified by the independent inspector of elections on May 25, 2012.

Item 5.07                      Submission of a Matter to a Vote of Security Holders.

On May 16, 2012, the Company held its 2012 Annual Meeting of Stockholders.  A total of 16,556,480 shares were represented in person or by proxy, or 93.3% of the eligible voting shares. The matters voted upon and the final certified results of the vote are as follows:

Item 1.  The three nominees for election to the Board of Directors named in the 2012 Proxy Statement were elected, each for a three-year term, based upon the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dr. Robert L. Clark	14,931,133	1,132,725	492,622
Michael F. Pasquale	14,029,614	2,034,244	492,622
Marc E. Robinson	14,916,134	1,147,724	492,622

Item 2.  The proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the 2012 fiscal year received the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
15,543,633	1,008,404	4,443	(0)

Item 3.  The proposal to approve, on an advisory basis, the 2011 compensation of the Company’s named executive officers received the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
9,052,964	6,959,760	51,134	492,622

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALS TECHNOLOGIES INC.
(Registrant)

	By:	/s/ Thomas J. Meek
	Name:	Thomas J. Meek
	Title:	Senior Vice President, General Counsel and Secretary, Chief Compliance Officer

Date: May 30, 2012